Exhibit 32
CERTIFICATION OF ANNUAL REPORT ON FORM 10-K
OF DIVERSICARE HEALTHCARE SERVICES, INC.
FOR THE YEAR ENDED DECEMBER 31, 2015

The undersigned hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the undersigned's best knowledge and belief, the Annual Report on Form 10-K for Diversicare Healthcare Services, Inc. (the “Company”) for the period ending December 31, 2015 as filed with the Securities and Exchange Commission on the date hereof (the “Report”):

(a)    fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b)    the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

This Certification is executed as of March 3, 2016.

/s/ Kelly J. Gill
Kelly J. Gill
President and Chief Executive Officer

/s/ James R. McKnight, Jr.
James R. McKnight, Jr.
Executive Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.